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                                                               Exhibit 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                             15-Mar-01
Determined as of:                                                 09-Mar-01
For Monthly Period Ending:                                        28-Feb-01
Days in Interest Period (30/360)                                         30
Days in Interest Period (Act/360)                                        28

Ending Pool Balance
-------------------
Principal                                                  3,676,641,261.64
Finance Charge                                               138,899,845.44
                                                             --------------
Total                                                      3,815,541,107.08

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                         3,676,641,261.64
Trust EFA                                                              0.00
                                                           ----------------
Receivables + EFA                                          3,676,641,261.64

Trust Invested Amount                                      3,100,000,000.00
Trust PFA                                                              0.00
                                                           ----------------
Trust Adjusted Invested Amount                             3,100,000,000.00

Seller's Participation Amount (with EFA)                     576,641,261.64
Seller's Participation Amount (w/o EFA)                      576,641,261.64
Seller's Interest Percentage                                          15.68%

Required Seller's Interest Percentage                                  5.00%
Required Seller's Interest                                   183,832,063.08

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                         3,676,641,261.64
Required Principal Balance                                 3,100,000,000.00
                                                           ----------------
Net Excess/Deficit                                           576,641,261.64

EFA
---
Beginning Excess Funding Account Balance                               0.00
Required Excess Funding Account Deposit                                0.00
Excess Funding Account Withdrawal                                      0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                 53,407,797.54
Series 1997-1                                                181,586,511.69
Series 1997-2                                                 96,134,035.56

Delinquent Accounts
-------------------
30 - 59 days                                 1.90%            72,314,205.25
60 - 89 days                                 1.35%            51,333,695.29
90 days +                                    2.77%           105,873,303.78
Total 30 days +                              6.02%           229,521,204.32

Miscellaneous
-------------
Gross Credit Losses                          8.84%            27,494,059.38
Net Credit Losses                            8.58%            26,688,445.54
Discount Option Receivables                                            0.00
Discount Percentage                                                    0.00%
Finance Charges Billed                                        53,026,481.00
Fees Billed                                                    6,729,741.52
Interchange                                                    6,361,469.84
Interest Earned on Collection Account                          2,194,396.81